President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.	I have reviewed this report, filed on behalf of DWS EAFE Equity Index Fund, a series of DWS Institutional Funds, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 29, 2008	/s/Michael G. Clark
Michael G. Clark
President
DWS EAFE Equity Index Fund, a series of DWS Institutional Funds

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS EAFE Equity Index Fund, a series of DWS Institutional Funds, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 29, 2008	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS EAFE Equity Index Fund, a series of DWS Institutional Funds